EXHIBIT 10.37

                               LICENSE AGREEMENT

         THIS AGREEMENT, effective November 26, 1997, is made by and between Mansur Industries, Inc. a Florida corporation with a place of business at 8305 Northwest 27th Street, Suite 107, Miami, Florida 33122 ("Licensor") and Capital Factors, Inc., a Florida corporation having a place of business at 120 East Palmetto Park Road, 5th Floor, Boca Raton, Florida, 33432 ("Licensee").
WITNESSETH:

         WHEREAS Licensor and Licensee have entered into a Factoring Agreement and Security Agreement Supplement - Inventory (as such documents may be modified, extended or amended from time to time) in connection with Licensor's manufacturing, marketing and selling of a line of self contained industrial parts washers that incorporate recycling and waste minimization technologies, tools, materials, parts and other instrumentalities, insofar as such machines, tools, parts, materials and other instrumentalities are involved in or incidental to the development, manufacturing, testing or repair of the self contained industrial parts washer ("Licensed Products");

         WHEREAS The Licensed Products are covered by and the subject of certain inventions, developments and works of Licensor, whether or not covered by patent, trademark, copyright, technology/knowhow and/or trade secret, and any such patents, trademarks (whether or not


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registered), copyright (whether or not registered), and applications therefor, including but not limited to those listed on Schedule "A" hereto (Intellectual Property); and

         WHEREAS pursuant to the Factoring Agreement and Security Agreement Supplement - Inventory between Licensor and Licensee, the parties hereto desire that Licensee shall have a security interest in the Licensed Products, and that Licensee shall have a full and all encompassing right and license to dispose of Licensed Products upon the exercise of its security interest in the Licensed Products.

NOW, THEREFORE, the parties hereto hereby agree as follows:


1.0 GRANT OF LICENSES

1.01 GRANT. Licensor hereby grants to Licensee, subject to the provisions hereof and the Factoring Agreement, a non-exclusive, royalty free, irrevocable license under the Intellectual Property to make, have made, use, sell, reproduce, prepare of produce modifications or derivative works, distribute, display and/or otherwise dispose of the Licensed Products, including the ability to lease, license and transfer the Licensed Products which are or have been made by or for the Licensor. Notwithstanding the foregoing, Licensee shall not make, have made, use, sell, reproduce, prepare or produce modifications or derivative works, distribute, display and/or otherwise dispose of Licensed Products, including the ability to lease, license and transfer the Licensed Products until such a time as Licensor shall have defaulted under the Factoring


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Agreement, which default shall continue for a period of thirty (30) days after
Licensor's receipt of notice of such default.

1.02 SUB LICENSE RIGHT. The licenses granted herein include the ability to convey to any recipient of Licensed Products, directly or indirectly form Licensee, a license of the scope of the licenses granted to Licensee by Licensor herein. Further, the grant of each license hereunder includes the right to grant sublicenses within the scope of such license to Licensee's related companies for so long as they remain its related companies. Any such sublicense may be made effective retroactively, but not prior to the effective date hereof, nor prior to the sublicensee becoming a related company of Licensee.

1.03 ABILITY TO PROVIDE LICENSES

         (a) Licensor warrants that, upon execution hereof by it and as of the effective date hereof, there are not commitments or restrictions which limit the licenses and rights which are purported to be granted hereunder by Licensor.

         (b) Licensor intends to acquire the right to grant to the Licensee licenses under any Intellectual Property covering the Licensed Products made by the Licensor and its related companies' employees with use of its or its related companies' funds or other assets. Accordingly, Licensor hereby agrees to take steps which are reasonable under the circumstances so that Intellectual Property covering Licensed Products which are made solely by one or more


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of its and/or its related companies' employees who are employed to do research, development and/or inventive work and for which substantially all the funding is provided by it and/or its related companies, are included among the Intellectual Property licensed by it hereunder.



2.0 TERM AND TERMINATION

         2.01 The term of this Agreement shall be for a period commencing on the effective date hereof and shall terminate upon the earlier to occur of (i) the date on which amounts are due by Licensor to Licensee under the Factoring Agreement following the termination thereof, or (ii) the life of the Intellectual Property.

         2.02 EFFECT OF BREACH. In the event of a breach of this Agreement by Licensor, Licensee may, in addition to any other remedies that it may have, terminate this Agreement by not less than twenty (20) days' prior to written notice to Licensor specifying such breaches, unless such breaches specified therein shall have been remedied within twenty (20) days following Licensor's notice of such breach, and except that in the event of termination, the rights and licenses granted herein shall survive as necessary to exhaust inventory of Licensed Products to which Licensee may have obtained rights to, including title rights, both legal and/or equitable. A breach under this Agreement shall be considered to be a breach under the Factoring Agreement and the Security Agreement Supplement, and shall give rise to termination of those agreements under the provisions set forth in those agreements between the parties. In the event Licensee breaches this


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Agreement, Licensor may, in addition to other remedies, terminate this Agreement by not less than twenty (20) days writtennotice to Licensee, unless such breaches specified therein shall have been remedied within twenty (20) days following Licensee's notice of such breach.

3.0 MISCELLANEOUS PROVISIONS

         3.01 REPRESENTATIONS AND WARRANTIES. Licensor hereby represents and warrants that it has all necessary rights and authority to grant the licenses described herein, and, to the best of Licensor's knowledge, that the Licensed Products do not infringe the Intellectual Property rights (including but not limited to patents, trademarks, copyright, and other similar rights) of third parties.

         3.02 INDEMNIFICATION. Licensor will indemnify and defend the Licensee, its related companies and its sublicensees, at its expense, and pay all finally ordered costs, fines, attorney's fees, including paralegal's fees, through final appeals, and damages resulting from all proceedings or claims against Licensee its related companies, and its sublicensees who obtain the Licensed Products, for infringement by any Licensed Product, or as a result of any use therof, of patents (including utility models and registered designs), copyrights, trademarks or other similar Intellectual Property rights (including rights in trade secrets), now or hereafter existing in the United States or any other country in the world. Licensor shall immediately notify Licensee if Licensor is or becomes aware of any right of, or protection accorded to a third party as set forth


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above, that might affect Licensor's ability to provide the licenses, including the right to exercise the licenses, under this Agreement.

         3.03 INCORPORATION. This Agreement is incorporated by reference into and made a part of the Factoring Agreement and Security Agreement
Supplement-Inventory between Licensor and Licensee, and is an attachment thereto.

         3.04 DISCLAIMER. Neither party makes any representations, extends any warranties of any kind, assumes any responsibility of obligations whatever, or confers any right by implication, estoppel or otherwise, other than the rights and warranties herein expressly granted.

         3.05 ASSIGNABILITY. Licensee shall have the right to assign this Agreement to such parties as Licensee may assign or have assigned its rights in inventory of Licensed Products optained under the provisions of the Factoring Agreement and Security Supplement-Inventory, without the Licensor's express written consent. Licensee shall not have the right to otherwise assign this Agreement without the Licensor's express written consent. Licensee shall not have the right to otherwise assign this Agreement without the Licensor's express written consent. Further, Licensor may not assign this Agreement or the certain Factoring Agreement and Security Agreement Supplement-Inventory into which this Agreement is expressly incorporated by reference and made a part thereof, without Licensee's express written consent.


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         3.06 ADDRESSES. Any notice or other communication hereunder shall be sufficiently given if sent by certified mail addressed to:


         in the case of Licensor;

                 Paul Mansur
                 Chief Executive Officer
                 Mansur Industries, Inc.
                 8305 Northwest 27th Street, Suite 107
                 Miami, Florida 33122

         and in the case of Licensee;

                 Scott A. MacMillan
                 Senior Vice President
                 Capital Factors, Inc.
                 120 East Palmetto Park Road, 5th Floor
                 Boca Raton, FL  33432

         3.07 CHOICE OF LAW. The parties are familiar with the principles of Florida commerical law, and desire and agree that the law of Florida shall apply in any dispute arising with respect to this Agreement.

         3.08 INTEGRATION. This Agreement sets forth the entire agreement and understanding between the parties as to the subject mattter hereof and merges all prior discussions between them.


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Neither of the parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or any writing signed with or subject to execution hereof by an authorized representative of the parties to be bound thereby.

         3.09 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one agreement.

         3.10 WAIVER OF JURY TRIAL. Trial by jury is hereby waived by the parties hereto in any action, proceeding or counterclaim brought by either party against the other party on any matters arising out of or in any way connected with this Agreement, or the relations created hereby, whether for contract, tort or otherwise, and both parties hereby consent to the jurisdiction of the Courts of the State of Florida and of any Federal Court in such state for determination of any dispute as to any such matters.

         3.11 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to by contrary to law and invalid, the remaining provisions of this Agreement shall be considered to be severable and shall remain in full force and effect.

         3.12 BINDING EFFECT. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns.


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         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.




LICENSOR


/S/ RICHARD SMITH
-------------------------------
Richard Smith

Title: Chief Financial Officer
Date:  November 26, 1997


LICENSEE

/S/ SCOTT MACMILLAN
-------------------------------
Scott MacMillan

Title: Senior Vice President
Date:  December 1, 1997


THIS AGREEMENT DOES NOT BIND OR OBLIGATE EITHER PARTY IN ANY MANNER UNLESS DULY EXECUTED BY AUTHORIZED REPRESENTATIVES OF BOTH PARTIES.


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                              SCHEDULE "A"

                  LIST OF INTELLECTUAL PROPERTIES BY CATEGORY



          SystemOne/registered trademark/ Washer

          Power Spray Washer

          Immersion Washer



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